UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 14, 2013 (March 14, 2013)

ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On March 13, 2013, Advocat Inc. (the “Company”) filed a Certificate of Ownership and Merger of Diversicare Healthcare Services Inc. with and into Advocat Inc. with the Secretary of State. As a result of this filing, a wholly owned subsidiary of the Company will be merged with in into the Company and the Company will change its name from Advocat Inc. to Diversicare Healthcare Services Inc. The effective date of the merger and therefore the name change is March 15, 2013. A copy of the Certificate of Ownership and Merger is filed as exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

In connection with the name change, the Company is also taking the following steps:

•	Amended its bylaws to reflect the new name of the Company;

•	Obtained a new CUSIP number for its common stock which is 255104 101

•	Changed its NASDAQ ticker symbol from “AVCA” to “DVCR” effective with the market open on Monday March 18, 2013.

Item 8.01. Other Events.

Advocat Inc. today announced that the Company will be changing its legal name to Diversicare Healthcare Services, Inc. effective after the close of business on March 15, 2013, NASDAQ will change the Company’s ticker symbol from AVCA to DVCR. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

3.1        Certificate of Ownership and Merger of Diversicare Healthcare Services Inc. with and into Advocat Inc.

99.1        Press Release dated March 14, 2013.

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